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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): NOVEMBER 5, 2004

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-30045                38-3518829
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


2711 E. JEFFERSON AVE.
DETROIT, MICHIGAN 48207                             (313)-567-4348
 (Address of principal                        (Registrant's telephone number,
  executive offices)                             including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




.........Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

(   )  Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b), under the
Exchange Act (17 CFR 240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c), under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE

On November 4, 2004 Catuity Inc. received a notice from Nasdaq Staff of its intent to de-list Catuity from the Small Cap Market at the opening of business on November 15, 2004 for failure to comply with Marketplace Rule 4310(c)(8)(D). Catuity's minimum bid price has been below $1.00 for the past 180 calendar days, the period provided by Nasdaq to regain compliance by trading above $1.00 for ten consecutive trading days.

On November 1, 2004, Catuity received shareholder approval to effect a reverse stock split at a time to be determined by Catuity's Board of Directors. On November 1, 2004, the Board authorized a 1 for 15 reverse stock split to be effective November 12, 2004, the earliest possible date to do so. As a result, on November 12, 2004 Catuity's post-reverse shares will begin trading on Nasdaq. Based on Catuity's $.26 closing price on November 4, 2004, the trading price on November 12 would be $3.90.

Catuity will appeal the Nasdaq Staff's determination to the Nasdaq Hearing Panel pursuant to Marketplace Rule 4800 Series. The Company expects to complete trading above $1.00 for 10 consecutive days by approximately November 26, 2004.





                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CATUITY INC.
                                                 (Registrant)


                                   By   /s/ John H. Lowry
                                        --------------------------
                                            John H. Lowry
                                            Senior Vice President,
                                            Chief Financial Officer & Secretary

Date:  November 5, 2004


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